================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 Res-Care, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 12, 1998


         The Annual Meeting of Shareholders of Res-Care, Inc. (the "Company") will be held at the Louisville Marriott East Hotel, 1903 Embassy Square Boulevard, Louisville, Kentucky 40299, at 11:00 a.m. (EDT), on Tuesday, May 12, 1998, for the following purposes:

                  1. To elect six directors to serve for a term of one year and until their respective successors are elected;

                  2.       To approve the Company's new 1998 Omnibus Stock Plan;

                  3. To ratify the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1998; and

                  4. To transact such other business as properly may come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on March 16, 1998 as the record date for determining shareholders entitled to receive notice of the Annual Meeting and to vote at such meeting or any adjournment or adjournments thereof.

         The Board of Directors appreciates and welcomes shareholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, please vote by completing, signing and dating the enclosed proxy and returning it promptly to the Company in the enclosed self-addressed, postage prepaid envelope. If you attend the meeting, you may revoke your proxy and vote your shares in person.

                                           By Order of the Board of Directors,



                                           SPIRO B. MITSOS
                                           Secretary

April 13, 1998

                                 RES-CARE, INC.
                             10140 LINN STATION ROAD
                           LOUISVILLE, KENTUCKY 40223

                                   ---------
                                 PROXY STATEMENT
                                   ---------

                       1998 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION
       This Proxy Statement is furnished to shareholders of Res-Care, Inc., a Kentucky corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Annual Meeting of Shareholders of the Company to be held at 11:00 a.m. (EDT) on May 12, 1998 at the Louisville Marriott East Hotel, 1903 Embassy Square Boulevard, Louisville, Kentucky 40299, and any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the accompanying form of proxy and the Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1997 are first being sent to shareholders of the Company on or about April 13, 1998.

       The record date for shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 16, 1998 (the "Record Date"). On the Record Date, there were issued and outstanding 12,431,428 shares of the Company's common stock, no par value (the "Common Stock"). All of such shares are of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name, other than the election of directors. In connection with the election of directors, each holder of shares is entitled to cumulative voting; that is, the holder is entitled to vote the number of shares the holder owns multiplied by the number of members of the Board of Directors, six, and the holder may cast the whole number of votes for one candidate, or distribute such votes among two or more candidates. Presence in person or by proxy of holders of 6,215,715 shares of Common Stock will constitute a quorum at the Annual Meeting. Assuming a quorum is present, the affirmative vote by the holders of a plurality of the shares represented at the Annual Meeting and entitled to vote will be required to act on the election of directors, and the affirmative vote by the holders of a majority of the shares represented at the Annual Meeting and entitled to vote will be required to act on the 1998 Omnibus Stock Plan, the ratification of the selection of KPMG Peat Marwick LLP as independent auditors, and on all other matters to come before the Annual Meeting.

       A proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained thereon. If no specific instructions are indicated on the proxy, the shares represented will be voted FOR (i) the election of the persons nominated herein as directors for a one year term, (ii) approval of the 1998 Omnibus Stock Plan, and (iii) the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent auditors for the current fiscal year, and in the discretion of the persons who are named in the accompanying form of proxy with respect to such other matters as may properly come before the Annual Meeting.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting, who also will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Abstentions and broker non-votes will have no effect on the election of directors, the approval of the 1998 Omnibus Stock Plan or the ratification of the selection of independent auditors.

       Each proxy granted may be revoked by the person granting it at any time
(i) by giving written notice to such effect to the Secretary of the Company,
(ii) by execution and delivery of a proxy bearing a later date, or (iii) by attendance and voting in person at the Annual Meeting; except as to any matter upon which, prior to such revocation, a vote shall have been cast at the Annual Meeting pursuant to the authority conferred by such proxy. The mere presence at the Annual Meeting of a person appointing a proxy does not revoke the appointment.

OWNERSHIP OF EQUITY SECURITIES
       The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person who is known by the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock of the Company, (ii) each of the Company's directors, (iii) each of the Company's executive officers named in the Summary Compensation Table and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of the shareholders listed below has sole voting and investment power with respect to the shares of Common Stock beneficially owned.


                                                                       NUMBER OF SHARES
NAME AND ADDRESS (2)                                                BENEFICIALLY OWNED (1)        PERCENT OF TOTAL
--------------------                                                ----------------------        ----------------

James R. Fornear                                                      1,444,859       (3)               11.6
Margaret H. Fornear                                                   1,074,444       (3)                8.6
Ronald G. Geary                                                         876,049       (4)                6.8
FMR Corporation                                                         900,000       (5)                7.2
Spiro B. Mitsos, Ph.D.                                                  286,210       (6)                2.3
E. Halsey Sandford                                                      121,143       (7)                *
Seymour L. Bryson, Ph.D.                                                 13,125       (8)                *
W. Bruce Lunsford                                                        35,500       (9)                *
Jeffrey M. Cross                                                         29,650      (10)                *
Paul G. Dunn                                                                  0                          *

All directors and executive officers as a group  (10 persons)         2,813,636      (11)               21.9

----------------------------------------------------------------

*      Indicates less than 1 percent of outstanding Common Stock.

(1) Each named person or group is deemed to be the beneficial owner of securities which may be acquired within 60 days through the exercise or conversion of options, warrants and rights, if any, and such securities are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. Such securities are not deemed to be outstanding for the purpose of computing the percentage of class beneficially owned by any other person or group. Accordingly, the indicated number of shares includes shares issuable upon conversion of convertible securities or upon exercise of options (including employee stock options) held by such person or group.
(2) The addresses of the persons known to the Company to be beneficial owners of more than five percent of the outstanding Common Stock are as follows:
       James R. and Margaret H. Fornear - 4331 U.S. 60 East, Marion, Kentucky 42064; Ronald G. Geary - 10140 Linn Station Road, Louisville, Kentucky 40223; and FMR Corporation - 82 Devonshire Street, Massachusetts 02109.

(3) As husband and wife, James R. Fornear and Margaret H. Fornear each may be deemed to be the beneficial owner of the shares of Common Stock owned by the other pursuant to the applicable rules of the Securities and Exchange Commission. Such beneficial ownership is disclaimed by each of Mr. Fornear and Mrs. Fornear. Does not include shares owned by Mr. and Mrs. Fornear's adult children.
(4) Includes 375,297 shares subject to options that are presently exercisable, 1,550 shares held by two family members and 1,202 shares held as of September 30, 1997 for the benefit of Mr. Geary by the Retirement Savings Plan over which Mr. Geary has no voting power but does have investment power.
(5) The Schedule 13G filed by FMR Corporation and its controlling stockholders, Edward D. Johnson, 3d and Abigail P. Johnson, states that one mutual fund managed by Fidelity Management & Research Company, an affiliate of FMR Corporation, acquired these shares in the ordinary course of business solely for investment purposes and not for the purpose or effect of changing or influencing the control of Res-Care.
(6) Represents shares owned jointly by Dr. and Mrs. Mitsos with respect to which each have shared voting and investment power.
(7) Includes 1,350 shares subject to options that are presently exercisable. Does not include 74,415 shares held in trust for the benefit of Mrs. Sandford and their children for which Mrs. Sandford is trustee and over which Mr. Sandford has no voting or investment power and in which he disclaims beneficial ownership.
(8)    Includes 7,500 shares subject to options that are presently exercisable.
(9)    Includes 10,500 shares subject to options that are presently exercisable.
(10) Represents shares owned jointly by Mr. Cross and Mrs. Cross with respect to which each has shared voting and investment power. Includes 29,050 shares subject to options that are presently exercisable.
(11) Includes 430,797 shares subject to options that are presently exercisable.

                              ELECTION OF DIRECTORS

                           (ITEM 3 ON THE PROXY CARD)

NOMINEES

       At the Annual Meeting, six persons will be elected to the Board of Directors to serve until the next Annual Meeting and until their respective successors are elected and qualified. The persons named in the accompanying form of proxy, unless otherwise instructed, intend to vote the shares of Common Stock covered by valid proxies FOR the election of the six persons named in the following table to the Board of Directors. In the event that any of such persons is unable to continue to be available for election, the persons named in the accompanying form of proxy will have discretionary power to vote for a substitute and will have discretionary power to vote or withhold their vote for any additional nominees named by shareholders. There are no circumstances presently known to the Board of Directors which would render any of the following persons unavailable to continue to serve as a director, if elected.


                                 DIRECTOR OR
          NAME          AGE     OFFICER SINCE                PRINCIPAL OCCUPATION
----------------------- ---     -------------   --------------------------------------------------
James R. Fornear         67         1974        Chairman of the Board of the Company
Ronald G. Geary          50         1990        President and Chief Executive Officer of the Company
Seymour L. Bryson        60         1989        Executive Assistant to Chancellor, Southern Illinois University at Carbondale
W. Bruce Lunsford        50         1992        Chairman of the Board, President and Chief Executive Officer of Vencor, Inc.
E. Halsey Sandford       65         1984        Senior Executive of the Company
Spiro B. Mitsos          66         1974        Practicing Psychologist

       The business experience of each of the foregoing persons, during the past five years, is as follows:

       James R. Fornear, the founder of the Company, has served as Chairman of the Board of the Company since 1984. Mr. Fornear was the President of the Company from 1974 to 1990 and Chief Executive Officer of the Company from 1989 to 1993.

       Ronald G. Geary, an attorney and certified public accountant, has served as a director and President of the Company since 1990 and as Chief Executive Officer since 1993. Prior to being named Chief Executive Officer, Mr. Geary was Chief Operating Officer of the Company from 1990 to 1993.

       E. Halsey Sandford has been a director of the Company since 1984 and has served as Senior Executive since 1997. From 1992 to 1997, Mr. Sandford served as Executive Vice President primarily responsible for development for the Company's Division for Persons with Disabilities.

       Spiro B. Mitsos, Ph.D., a psychologist, has been Secretary and Treasurer of the Company since 1984 and a director of the Company since 1974. Dr. Mitsos is employed by the Company and provides psychological consultation services to facilities operated by the Company. Dr. Mitsos has served as an adjunct faculty member at Southern Illinois University, the University of Kentucky and the University of Evansville.

       Seymour L. Bryson, Ph.D., has served as a director of the Company since 1989. Since 1989, Dr. Bryson has held several positions with Southern Illinois University at Carbondale, including professor in the University's Rehabilitation Institute, Dean of the College of Human Resources, Special Assistant to the Chancellor, Executive Assistant to the President and Executive Assistant to the Chancellor.

       W. Bruce Lunsford, an attorney and certified public accountant, has served as a director of the Company since 1992 and has served as Chairman of the Board, President and Chief Executive Officer of Vencor, Inc., a diversified healthcare provider primarily focusing on the needs of the elderly, since 1985. Mr. Lunsford is a director of National City Corporation, a bank holding company, Churchill Downs, Incorporated, and Atria Communities, Inc., an operator of assisted living facilities where he is chairman of the Board of Directors.

       Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been duly elected and qualified.

       During 1997, there were eight meetings of the Board of Directors. During this period, each director attended at least 75 percent of all meetings of the Board of Directors and of the committees on which he served during the year.

EXECUTIVE OFFICERS OF THE COMPANY

       In addition to Messrs. Fornear, Geary and Sandford, Jeffrey M. Cross, Paul G. Dunn, Pamela M. Spaniac and Ralph G. Gronefeld, Jr. are executive officers of the Company. Mr. Cross, age 44, has been employed by the Company since 1984 with the exception of the period between 1987 and 1989. He has served in various administrative positions in the Company's Division for Persons with Disabilities. In 1991, he was named vice president for operations in Kentucky and Indiana and effective January 1, 1994, he was named Executive Vice President of Operations, Division for Persons with Disabilities. Paul G. Dunn, age 32, was employed as Executive Vice President, Development, Division for Persons with Disabilities effective May 1, 1997, with responsibility for overseeing all development activities in the Division for Persons with Disabilities. From 1992 to 1997, Mr. Dunn was employed by Laidlaw, Inc., most recently as Corporate

Director, Financial Operations for the Laidlaw Medical Transportation, Inc. subsidiary. Ms. Spaniac, age 32, was employed as Executive Vice President, Finance and Administration and Chief Financial Officer effective August 15, 1997. From February 1995 to August 1997, Ms. Spaniac was employed by Coram Healthcare Corporation, most recently as Vice President and Controller. From February 1993 until February 1995, she was Director of Finance and Controller of the University of Colorado Hospital Authority, and from 1987 to February 1993, was employed by Ernst & Young LLP. Ms. Mr. Gronefeld, age 39, was named Executive Vice President of Operations, Division for Youth Services in January 1998 after serving as Vice President of the Company's Alternative Youth Services, Inc. subsidiary since January 1997. From July 1995 through March 1996, he served as interim senior administrator for the Company's west region in its Division for Persons with Disabilities and, in December 1995, was elected to the board of directors of Youthtrack, Inc. From November 1990 until June 1995, Mr. Gronefeld served as President of Total Color Corporation, a graphic arts firm in Louisville.

COMMITTEES OF THE BOARD OF DIRECTORS

       The Company's Board of Directors has an Executive Committee, an Audit Committee, and an Executive Compensation Committee. The members of each committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board of Directors following the Annual Meeting of Shareholders and until their respective successors are elected and qualified.

       Executive Committee. The Executive Committee is comprised of the Chairman of the Board, the Chief Executive Officer and one member of the Board of Directors of the Company. The Executive Committee's primary responsibility is to act as an interim board on business matters normally brought before the Board of Directors. The Executive Committee is responsible for developing and monitoring the long-range plans of the Company, ascertaining the types and frequency of reports required by the Board, reviewing all expansion plans for recommendation to the Board of Directors, assisting in monitoring relationships with financial institutions and reviewing performance evaluations, salary increases and bonuses for key staff members. Messrs. Fornear, Geary and Sandford serve as members of the Executive Committee. During 1997, there were four meetings of the Executive Committee.

       Audit Committee. The Audit Committee recommends to the Board of Directors the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit with the independent auditors, (ii) reviewing the Company's financial condition and results of operations with management and the independent auditors, (iii) considering the adequacy of the internal accounting and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee also reviews, at least once each year, the terms of all material transactions and arrangements between the Company and its affiliates. Messrs. Sandford, Bryson and Lunsford serve as members of the Audit Committee. Three meetings of the Committee were held during 1997.

       Executive Compensation Committee. The Executive Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers. Messrs. Bryson and Lunsford serve as members of the Executive Compensation Committee and are "nonemployee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934). One meeting of the Committee was held during 1997.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than 10 percent of the Company's Common Stock to file initial stock ownership reports and reports of changes in ownership with the Securities and Exchange Commission. Based on a review of these reports, due in each case to inadvertence, the Report on Form 3 for Ms. Spaniac was filed two days late, and a Report on Form 5 for 1997 reporting a gift by Mr. Sandford was filed approximately one month late.

COMPENSATION PHILOSOPHY AND POLICIES FOR EXECUTIVE OFFICERS

       The Executive Compensation Committee believes the most effective executive compensation program aligns the interests of stockholders and executives. The Company's primary objective is to provide quality services to special needs populations while enhancing long-term stockholder value. The Executive Compensation Committee is committed to a strong, positive link between the Company's strategic business goals and its compensation and benefit goals.

       The Company's executive compensation program has been designed to support the objective of creating stockholder value by:

         - Directly aligning the interests of executives with the long-term interests of shareholders by making stock appreciation over the long run a cornerstone of executive compensation through award opportunities that can result in the ownership of substantial amounts of the Common Stock.
         - Providing compensation opportunities that create an environment that attracts and retains talented employees on a long-term basis.
         - Providing rewards that are closely linked to individual, divisional and company-wide performance

         The Executive Compensation Committee determined that employment contracts with executive officers as well as other key employees serve to attract and retain the high quality employees that the Company needs. The employment contracts for the executive officers are described in this Proxy Statement.

         At present, the Company's executive compensation program is comprised of three components: base salary, annual cash incentive (bonus) and long-term incentive opportunity in the form of incentive and non-qualified stock options. Two of the three components of the Company's executive compensation (the annual incentive bonus and the long-term stock based incentive) are related to actual individual, divisional, and overall Company performance.

BASE SALARIES

         The base salaries of the named executive officers are determined by individually negotiated employment contracts and are generally subject to annual cost-of-living increases. The base salaries are initially designed to be market competitive with other similar companies.

ANNUAL INCENTIVES

         Under the Company's annual bonus plan, awards are made based on individual, divisional, and Company-wide performance goals.

STOCK OPTIONS

         The Company's Incentive Stock Option plan is intended to tie the interests of executives to the interests of the shareholders and to long-term performance of the Company. Grants of options are related to an employee's position, responsibility and performance.

REPORT ON EXECUTIVE COMPENSATION

         Compensation for 1997 for Mr. Sandford was determined in accordance with his individually negotiated employment agreement which was entered into in April 1992, prior to the establishment of the Executive Compensation Committee, and amended as of March 1, 1996 to reduce his time commitment to 32 hours a week and reduce his salary to $100,000 to reflect the reduced time commitment. The Committee believes Mr. Sandford's compensation continues to reflect his performance with the Company.

         Mr. Geary's compensation for 1997 was determined in accordance with his individually negotiated employment agreement entered into in September 1995 after the Committee reviewed salary studies which indicated that Mr. Geary's compensation should be increased and that he should be granted options based on comparisons with similar companies. Mr. Geary's bonuses under the agreement are based on Company performance criteria to be mutually determined between Mr. Geary and the Committee prior to January 1 for the upcoming year. For 1997, Mr. Geary was awarded a cash bonus of $145,105 based on achieving his performance goals.

         The Committee believes that Mr. Fornear's current salary continues to reflect fairly his contributions to the Company. The Committee also concluded that it was not necessary to provide performance-based incentive compensation to Mr. Fornear as his substantial ownership of Common Stock already closely aligns his interests with those of the Company's shareholders.

         In light of his considerable contribution and value to the operations of the Company and as an inducement to remain in the employ of the Company, the Company entered into an employment agreement with Mr. Cross effective January 1, 1997. The Committee also approved employment contracts with Mr. Dunn and Ms. Spaniac in 1997. Terms of these contracts are described in this Proxy Statement.

         Because the Committee does not contemplate that any compensation paid to the Company's executive officers will be subject to the $1 million limitation on deductions imposed by Section 162(m) of the Internal Revenue Code, the Committee has not adopted any policies with respect to limiting executive compensation to amounts that are deductible.

                                        EXECUTIVE COMPENSATION COMMITTEE



                                        Seymour L. Bryson
                                        W. Bruce Lunsford

EXECUTIVE COMPENSATION

       Summary of Compensation in 1997

       The following summary compensation table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to the executive officers of the Company during the year ended December 31, 1997.


                                                                                   LONG-TERM
                                                                                 COMPENSATION
                                                   ANNUAL COMPENSATION               AWARDS
                                                   ----------------------     ---------------------
   NAME AND PRINCIPAL POSITION                                                SECURITIES UNDERLYING        ALL OTHER
     AS OF DECEMBER 31, 1997          YEAR          SALARY       BONUS (1)      OPTIONS/SARS (2)        COMPENSATION (3)
     -----------------------          ----          ------       ---------      ----------------        ----------------


James R. Fornear                      1997         $120,000    $          0                  0            $        0
  Chairman of the Board               1996          123,953               0                  0                     0
                                      1995          123,953               0                  0                     0

Ronald G. Geary                       1997          309,752         145,105             90,000                18,585
  President and Chief                 1996          308,921               0            127,797                16,965
  Executive Officer                   1995          264,889          48,538             97,500                11,878

E. Halsey Sandford                    1997          100,000               0                  0                 6,000
  Senior Executive                    1996          108,553               0              1,350                 9,772
                                      1995          111,987           7,807                  0                 8,314

Jeffrey M. Cross                      1997          149,034          30,469             38,750                 8,941
  Executive Vice President,           1996          114,891               0             13,750                10,204
  Operations, Persons with            1995           95,187           6,090              6,000                 6,498
  Disabilities

Paul G. Dunn (4)                      1997           96,346          25,001             25,000                43,268
   Executive Vice President,
   Development

---------------------------------

(1) Bonuses paid to the executive officers are pursuant to employment agreements with the Company. For 1996, bonuses were not paid and additional options were granted under the Company's 1991 Incentive Stock Option Plan.

(2) Options for 1995 and 1996 have been adjusted to reflect the 3-for-2 stock split effective June 4, 1996.

(3) All Other Compensation represents amounts contributed by the Company to the Retirement Savings Plan and to the 401(K) Restoration Plan, and reimbursement for moving expenses for Mr. Dunn. Mr. Dunn was not eligible to participate in the Retirement Savings Plan in 1997.

(4) These figures represent Mr. Dunn's compensation from the time of his employment effective May 1, 1997.

1997 Stock Option Grants

   The following table provides information on stock options granted to executive officers of the Company during the year ending December 31, 1997:

                                                                                               POTENTIAL REALIZABLE VALUE AT
                                                                                                  ASSUMED ANNUAL RATES OF
                                                                                               STOCK PRICE APPRECIATION FOR
                                      INDIVIDUAL GRANTS                                               OPTION TERM (5)
-------------------------------------------------------------------------------------------    -----------------------------
                              NUMBER OF        % OF TOTAL
                             SECURITIES       OPTIONS/SARS        EXERCISE
                             UNDERLYING        GRANTED TO         OR BASE
                            OPTIONS/SARS       EMPLOYEES           PRICE         EXPIRATION
          NAME               GRANTED (#)     IN FISCAL YEAR        ($/SH)           DATE           5% ($)          10% ($)
          ----               -----------     --------------        ------           ----           ------          -------
Ronald G. Geary (1)            75,000            14.3         $    19.25          02-26-02     $   399,000     $  881,250

                               15,000             2.9              19.25          03-14-02          79,800        176,250

E. Halsey Sandford (2)          1,350              .3              19.25          03-14-02           7,182         15,863

Jeffrey M. Cross (3)           12,000             2.3              19.25          02-26-02          63,840        141,000

                                1,750              .3              19.25          03-14-02           9,310         20,563

                               25,000             4.8              20.50          08-14-03         174,250        395,500

Paul G. Dunn (4)               25,000             4.8              20.50          08-14-03         174,250        395,500

------------------------- -----------------

(1) The options for a total of 90,000 shares were granted to Mr. Geary on February 27, 1997 and were nonqualified and exercisable as of that date.

(2) The option is an incentive stock option and was exercisable as of February 27, 1997.

(3) The option for 12,000 shares is exercisable in increments of 20 percent each year for five years beginning on February 27, 1997. The option for 1,750 shares was exercisable as of February 27, 1997. The option for 25,000 shares is exercisable on August 15, 1998. Of the total shares subject to option, 11,786 are incentive stock options and 26,964 are non-qualified stock options.

(4) The options are exercisable on August 15, 1998. Of the total shares subject to option, 4,878 are incentive stock options and 20,122 are non-qualified stock options.

(5) The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the shares appreciates in value from the date of grant to the end of the option term at annualized rates of 5 percent and 10 percent. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of Company Common Stock prices. No assurances can be given that the stock prices will appreciate at these rates or experience any appreciation at all.

       Mr. Sandford exercised options during 1997. The following table indicates the total number of exercisable and unexercisable stock options on December 31, 1997 held by the executive officers named in the Summary Compensation Table and the related value of such options based on the last sales price of the Common Stock on Nasdaq on December 31, 1997 of $29.00 per share.

                                                                                             VALUE OF UNEXERCISED IN-THE-
                                                          NUMBER OF UNEXERCISED OPTIONS              MONEY OPTIONS
                                                                 AT DECEMBER 31, 1997            AT DECEMBER 31, 1997
                                                      ----------------------------------------  ---------------------
                         SHARES
                      ACQUIRED ON    VALUE REALIZED
NAME                  EXERCISE (#)       ($) (1)          EXERCISABLE       UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
----                  ------------       -------       -----------------  -----------------  ------------   --------------
James R. Fornear           0                0                0  shares          0  shares   $         0     $          0
Ronald G. Geary            0                0          300,297  shares          0  shares     4,215,956                0
E. Halsey Sandford      225,000         3,021,809        1,350  shares          0  shares        13,163                0
Jeffrey M. Cross           0                0           23,050  shares     45,700  shares       394,412          509,150
Paul G. Dunn               0                0                0  shares     25,000  shares             0          212,500

-------------------

(1) Market value on the date of exercise of shares covered by options, less the option exercise price.

Employment Agreements

         Until October 26, 1995, Mr. Geary was employed by the Company pursuant to an employment agreement entered into on January 1, 1991. On October 26, 1995, the Company entered into a new employment agreement (the "1995 Agreement") with Mr. Geary for an initial five-year term commencing on September 15, 1995. Pursuant to the 1995 Agreement, Mr. Geary will receive a base salary of $300,000 plus an annual cost of living increase based on the increase in the Consumer Price Index for Urban Wage Earners and Clerical Workers. For the year beginning January 1, 1996 and thereafter during the term of the agreement, Mr. Geary is eligible for an annual bonus equal to from 0 percent to 50 percent of his base salary based on performance criteria to be mutually agreed upon by Mr. Geary and the Executive Compensation Committee of the Board of Directors on or before January 1 of each year. Under the 1995 Agreement, Mr. Geary was granted options to purchase 97,500 shares (adjusted for the 3-for-2 split) of Common Stock at a price of $16.00 per share which options were exercisable as of the date of the grant. In addition, the Company agreed to grant options to purchase 75,000 shares (adjusted for the 3-for-2 split) of Common Stock at the then fair market value on the last Thursday of February during each of the remaining years of the term of the agreement beginning with February 1997. The Company also agreed to reimburse Mr. Geary for a portion of federal and state income taxes incurred as a result of Mr. Geary's exercise of unexercised options under the 1991 Agreement under a formula outlined in the 1995 Agreement. On November 5, 1996, the 1995 Agreement was amended to grant Mr. Geary options to purchase 112,797 shares of Common Stock at the closing price on the date of the grant, or $15.25 and to delete the Company's obligation to reimburse the taxes.

         In addition, under the 1995 Agreement, the Company provides to Mr. Geary maximum disability insurance coverage permitted under the Company's current benefit plan, equips an office in Mr. Geary's home and pays fees for personal tax and financial planning and for an annual physical. The 1995 Agreement also contains a clause which provides that in the event Mr. Geary's employment is terminated following a change in the control of the Company, Mr. Geary will be entitled to receive an amount equal to the unpaid balance of his full base salary through the effective termination date of the agreement plus an amount equal to his full base salary for two years.

         Mr. Sandford has previously been employed by the Company pursuant to an employment agreement dated March 1, 1992 and first amended on April 27, 1992. Mr. Sandford's agreement provided for a base salary of $100,000 subject to increase on the first date of each year of the term in proportion to the increase in the Consumer Price Index "All Items" category. The initial term of the agreement expired on February 29, 1996 and the agreement was amended as of March 1, 1996 ("the Second Amendment") and extended for an additional one-year term on substantially the same terms and conditions. Under the Second Amendment, Mr. Sandford's time commitment was reduced to 32 hours per week effective June 1, 1996, at which time his base salary as adjusted returned to $100,000. The agreement automatically renewed effective March 1, 1997 for an additional one-year term. On January 26, 1998, the Company entered into a new employment agreement with Mr. Sandford effective as of March 1, 1998 for a term of one year which may be renewed by mutual agreement for successive one year terms. Under the new agreement, Mr. Sandford's reduced time commitment continues as does his base salary of $100,000. Mr. Sandford will not participate in the Company's Incentive Stock Option Plan nor the annual bonus plan.

         The Company has entered into employment agreements with Messrs. Cross, Dunn and Gronefeld and Ms. Spaniac that contain basically the same terms and conditions. The agreements are for initial terms of three years commencing January 1, 1997, May 1, 1997, January 1, 1998 and August 15, 1997 respectively. They provide for base salaries of $150,000, except for Mr. Gronefeld whose base salary is $155,000, subject to annual increases based on the Consumer Price Index "All Items" category. Each of these executives also participates in the Company's Compensation/Evaluation Bonus Plan and is eligible to receive an annual bonus of up to 25 percent of that year's base salary. Under the agreements, Messrs. Cross and Dunn and Ms. Spaniac were granted options on August 15, 1997 to purchase 25,000 shares of Common Stock on August 15, 1997, exercisable on August 15, 1998. On August 15, 1998, each of these three executives will be granted options to purchase 50,000 shares of Common Stock which will vest in 50 percent increments on August 15, 1999 and 2000. Under his agreement, on August 15, 1998, Mr. Gronefeld will be granted options to purchase 25,000 shares of Common Stock exercisable on August 15, 1999, and on that date, Mr. Gronefeld will be granted options to purchase 50,000 shares which will vest in 50 percent increments on August 15, 2000 and 2001. The exercise price for the options under all of the agreements is the closing sale price of the Common Stock on the grant date.

         Bonuses awarded under the Compensation/Evaluation Bonus Plan are based upon the achievement of various individual, department, division and Company goals, including goals that relate to such matters as quality control compliance, divisional revenue growth, and budgetary compliance. Bonuses are calculated on the basis of the percentage of goals met during the year.

         Mr. Geary's employment agreement automatically renews for one-year periods beginning one year prior to its expiration date, such that the remaining term equals two years. Mr. Sandford's agreement will renew by mutual agreement for one year terms. The agreements for the other executives renew automatically for one-year periods after the expiration of their respective terms unless notice of termination is given by either the Company or the executive. All of the agreements may be terminated by the Company with or without cause at any time. In the event the agreements with Messrs. Sandford, Cross, Dunn, Gronefeld and Ms. Spaniac are each terminated without cause, each person will be entitled to receive the full base salary for six months after the date of termination, unless such termination is after a change of control in which case he or she will be entitled to receive the full base salary for one year after termination. In the event Mr. Geary's agreement is terminated by the Company without cause, Mr. Geary will be entitled to continue to receive his full base salary for the balance of the term. Messrs. Geary, Cross, Dunn, and Gronefeld and Ms. Spaniac will also be entitled to receive a cash bonus prorated based on the number of full months that have elapsed from the immediately preceding January 1 (May 1 for Mr. Dunn's) until the date of termination, plus any earned but unpaid cash bonus from a prior period. In the event of a change in control, or a termination of employment for a reason other than for cause, the Company will be required to repurchase unexercised options vested with respect to Mr. Geary for a purchase price equal to the difference between the fair market value of the Common Stock on the date such event occurs and the stated option exercise price. In addition, if the change of control results from a tender offer or other exchange offer, the repurchase of vested options will be for a price equal to the difference between the exercise price and the final offer price. In the event that an executive's employment agreement is terminated by the Company for cause, the executive would not be entitled to any compensation following the date of such termination other than the pro rata amount of the then current base salary through such date. Upon termination of employment for any reason, Mr. Sandford will be prohibited from competing with the Company for a period of five years and the other executives for a period of one year.

COMPENSATION OF DIRECTORS

         Directors who are employees of the Company receive no compensation for their services as directors. For their services as directors, the Company's two nonemployee directors, Seymour L. Bryson and W. Bruce Lunsford, receive an annual retainer of $6,000 plus $1,000 per Board meeting and $500 for each committee meeting attended. In addition, Messrs. Bryson and Lunsford are entitled to participate in the Res-Care, Inc. 1993 Non-Employee Directors Stock Ownership Incentive Plan adopted by the Board of Directors on October 28, 1993. The Plan provides for the grant of an initial option of 3,000 shares to each non-employee director upon adoption of the Plan, with a subsequent grant to each non-employee director of an option for 3,000 shares on the first business day of July of each year thereafter that the director serves on the Board.

PERFORMANCE GRAPH

         The following graph shows the cumulative total shareholder return experienced by the Company's shareholders during the period from December 31, 1992, through December 31, 1997, as compared to the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Health Services Index, an index which contained approximately 125 companies as of December 31, 1997. The Nasdaq Health Services Index is prepared for Nasdaq by the Center for Research in Security Prices at the University of Chicago using companies within Standard Industrial Classification code 80 (Health Care). The Company undertakes to provide to shareholders promptly upon request a list of all companies included within this Index. The graph assumes the investment of $100 on December 31, 1992 in the Company's Common Stock at the closing trading price on that date. Cumulative total shareholder return for a given period is measured by the dividends paid, assuming dividend reinvestment, and the change in the share price during that period; the sum of these two factors is then divided by the per share price at the beginning of that period. Because the Company has declared no dividends on its Common Stock since it became publicly traded, cumulative total shareholder return on the Company's Common Stock since December 31, 1992 is based on its closing trading price.

===========================================================================================================================
                                  12/31/92        12/31/93       12/31/94       12/31/95        12/31/96        12/31/97
===========================================================================================================================
Res-Care                            100.0          130.60         134.64         136.72          214.20          354.96
------------------------------  -------------  --------------  ------------- --------------- --------------  --------------
NASDAQ Index                        100.0          114.79         112.21         158.57          195.18          239.61
------------------------------  -------------  --------------  ------------- --------------- --------------  --------------
NASDAQ Health                       100.0          115.38         123.86         158.25          157.36          161.38
Services Stock Index
===========================================================================================================================

                       PROPOSAL TO APPROVE RES-CARE, INC.

                             1998 OMNIBUS STOCK PLAN

                           (ITEM 2 ON THE PROXY CARD)

         The Company's Board of Directors adopted the Company's 1991 Incentive Stock Option Plan in 1991 and in 1995 increased the number of shares available under that plan. The shares available under that plan have been exhausted, excluding possible forfeitures or other terminations of options.

         On February 26, 1998, the Board of Directors adopted the 1998 Omnibus Stock Plan ("Plan") subject to approval by the shareholders at the 1998 Annual Meeting. The following is a fair and complete summary of the Plan as proposed to be adopted. It is qualified in its entirety by reference to the full text of the Plan, which appears as Exhibit A to this Proxy Statement.

         The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and by enabling the Company to attract, retain, and reward the best available people for positions of substantial responsibility. The Plan permits grants of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards or any combination of the foregoing.

         The Plan will be administered by the Board of Directors, or a committee thereof, (the "Administrator") which has full power and authority to take all actions necessary to carry out the purpose and intent of the Plan, including but not limited to the authority to grant awards and interpret the Plan, establish rules and regulations, and perform all other acts including delegation of administrative responsibilities, it believes reasonable and proper. Subject to the provisions of the Plan, the Administrator has sole discretion to determine those eligible to receive awards, the amount, type, and timing of each award and the terms and conditions of the respective grant agreements. The Administrator may modify outstanding awards (except that modifications that may materially adversely affect such awards shall not be made without the consent of the holder of the award); accelerate or change the time of exercise, or waive a lapse of a condition of an award, and establish conditions for earning awards. The Administrator, without further approval of the shareholders, may at any time, and from time to time, suspend, amend, or terminate the Plan in whole or in part in such respects as the Administrator may deem appropriate and in the best interests of the Company.

SECURITIES TO BE OFFERED

         Subject to adjustments as described below, a maximum of 750,000 shares of Common Stock would be available for issuance under the Plan, assuming the shareholders approve the proposed Plan. The maximum number of shares of Common Stock subject to awards that may be granted during any one fiscal year to any one individual is 75,000. Such shares may consist, in whole or in part, of authorized and unissued shares or issued shares which have been reacquired by the Company. The number of shares of Common Stock available for grants under the Plan is decreased by the sum of the number of shares with respect to which awards have been granted and are then outstanding and the number of shares issued upon exercise of an award, and increased due to the expiration or termination of awards which have not been exercised.

         In the event of a stock dividend, stock split, recapitalization, merger, consolidation, business combination, or exchange of shares of Common Stock, the number of shares of Common Stock available for awards and subject to outstanding awards and the price per share of outstanding awards will be adjusted proportionately. The Administrator may in its sole discretion modify awards, including cancellation, forfeiture, surrender, or other termination of the Awards in whole or in part regardless of vested status in order to facilitate a business combination authorized by the Board to qualify as a pooling-of-interests.

         Without the consent of holders of awards, the Administrator may in its discretion adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

         All employees, officers and directors of the Company as selected by the Administrator are eligible to participate in the Plan. As of February 28, 1998, two non-employee directors and approximately 110 employees would be eligible to participate in the Plan. No person has any claim or right to be granted an option under the Plan, and the Plan provides that the grant of an award is not to be construed as giving a grantee the right to be retained in the employ of the Company. Further, under the Plan, the Company expressly reserves the right, at any time, to dismiss grantee with or without cause, free from any liability or any claim under the Plan, except as provided therein, in an award agreement or an employment agreement.

GRANT, ISSUANCE AND EXERCISE OF OPTIONS

         No award may be granted pursuant to the Plan on or after February 26, 2008, but awards granted may be extended beyond that date. All awards granted under the Plan are to be evidenced by agreements which are subject to the applicable provisions of the Plan, and such other provisions as the Administrator may in its discretion adopt.

         The exercise price of options intended to qualify as incentive stock options ("ISOs") may be not less than 100 percent of the fair market value of such Common Stock as of the date of grant; provided, however, that the purchase price of Common Stock covered by each option granted to an employee who owns ten percent or more of the Common Stock (a Ten Percent Shareholder) may not be less than 110 percent of the fair market value of such stock on the date of grant. The exercise price of non-qualified options may be less than fair market value; however, the Company's present intention is to grant all options at not less than fair market value. Each option and all rights or obligations thereunder will expire on such date as the Administrator shall determine, but not later than the tenth anniversary of the date on which the option is granted (not later than the fifth anniversary of the date on which the option is granted in the case of an option granted to a Ten Percent Shareholder), and will be subject to earlier termination as provided in the Plan. Each option will be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator. In addition, the Company may make or guarantee loans to grantees to assist grantees in exercising awards and satisfying any withholding tax obligations.

         In February 1998, the Administrator granted options under the 1991 Incentive Stock Option Plan to an executive officer for 10,000 shares of Common Stock and to certain non-executive officer employees for a total of 55,000 shares of Common Stock. To the extent the number of shares available under the 1991 Incentive Stock Option Plan is insufficient to settle these options, the options will be deemed awards made under the Plan, subject to shareholder approval of the Plan. Although currently there are no shares available under the 1991 Incentive Stock Option Plan, the Administrator anticipates that a sufficient number of shares will become available under that plan to settle these options due to forfeitures or expirations of certain awards.

MERGER, CONSOLIDATION, OR TENDER OFFER

         In the event that (i) any person other than the Company shall acquire more than 30 percent of the Company's Common Stock through a tender offer, exchange offer, or otherwise, or (ii) if the Company becomes a party to a binding agreement to any merger, consolidation, or reorganization in which any person acquires more than 30 percent of such stock, or (iii) there shall be a sale of all or substantially all of the assets of the Company, or (iv) there shall be a change in the Board of Directors such that the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of the Company or a successor corporation, then (x) all options or awards shall immediately vest and be exercisable, and (y) a holder of any outstanding award will be entitled to receive in lieu of exercise of such award, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such award, or portion thereof, and (A) in the case of an event covered by clause (i) above, the final offer price per share paid for Common Stock, or such lower price as the Board of Directors may determine is necessary to preserve an option's ISO status, multiplied by the number of shares of Common Stock covered by the award or portion thereof, or (B) in the case of an event covered by clauses (ii), (iii) or (iv) above, the aggregate fair market value of the shares covered by the award, as determined by the Administrator at such time. The Administrator has the right to revoke or limit the acceleration of vesting of awards at any time before and for 20 business days after a change of control as described in the Plan occurs.

TRANSFER RESTRICTIONS

         An Award granted under the Plan is not transferable by the grantee other than to family members or a trust for the benefit of family members or by will or the laws of descent and distribution, and shall be exercisable during the Award holder's lifetime only by the grantee or duly appointed guardian or personal representative or by transferees authorized under the Plan.

         Shares of Common Stock issued on the exercise of an award may be transferred publicly unless the grantee is deemed to be an affiliate of the Company at the time of the transfer. Thus, a grantee who is not an affiliate may resell the shares of Common Stock acquired by such grantee upon exercise of an award without any restrictions. A grantee who is an affiliate of the Company may transfer the shares of Common Stock such grantee obtains upon exercise of an award (i) publicly pursuant to Rule 144 under the Securities Act of 1933, subject to certain volume limitations, or (ii) in a private transaction, if the purchaser understands that he is acquiring "restricted securities" which are subject to the same limitations on transfer that applied to the grantee.

AMENDMENT AND TERMINATION

         The Board of Directors of the Company may terminate, amend, or modify the Plan or any portion of it at any time.

FEDERAL INCOME TAX CONSEQUENCES

         A grantee who is granted an ISO under the Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise. However, the excess of the fair market value of the Common Stock received upon the exercise of the ISO over the option exercise price is includable in the grantee's alternative minimum taxable income ("AMTI") and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Common Stock acquired by the exercise of an ISO is increased by the amount of such excess.

         Upon disposition of the Common Stock acquired upon exercise of an ISO, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the option exercise price (except that for AMT purposes, the gain or loss would be the difference between the sales price and the optionee's basis increased as described in the preceding paragraph), provided that the optionee has not disposed of the Common Stock within two years after the date of grant or within one year from the date of exercise. If the optionee disposes of the Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), the optionee will generally recognize ordinary income at the time of such Disqualifying Disposition to the extent of the lesser of: (i) the difference between the exercise price and the fair market value of the Common Stock on the date the ISO is exercised, or (ii) the difference between the exercise price and the amount realized on such Disqualifying Disposition. Any remaining gain or any net loss is treated as a short-term or long-term capital gain or loss, depending upon the length of time that the Common Stock is held. If a Disqualifying Disposition occurs at a loss in the same taxable year that the excess of the fair market value of the Common Stock received on exercise of the ISO over the exercise price is includable in the optionee's AMTI, the amount includable will not exceed the amount equal to the excess of the amount realized on the Disqualifying Disposition over the exercise price. Unlike the case in which a non-qualified option is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an ISO or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the optionee recognizes ordinary income in a Disqualifying Disposition.

         For nonqualified stock options, no tax consequences result from the grant of the option. An option holder who exercises a nonqualified stock option with cash generally will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction from income in the same amount in the fiscal year of the exercise. The option holder's basis in such shares will be the fair market value on the date income is realized, and when the holder disposes of the shares, he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

         Each participant in the Plan, no later than the date as of which the value of an award under the Plan first becomes includable in the gross income of the participant for federal income tax purposes, is required to pay to the Company or make arrangements satisfactory to the Board of Directors regarding payment of, any federal, state, or local taxes or any kind required by law to be withheld with respect to the Award. The obligations of the Company under the Plan are conditional on such payment or arrangements and the Company, to the extent permitted by law, has the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

DISALLOWANCE OF DEDUCTIONS

         The Code disallows deductions for publicly held corporations with respect to compensation in excess of $1,000,000 paid to the corporation's chief executive officer and its four other most highly compensated officers. However, compensation payable solely on account of attaining one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms under which the compensation is to be paid are disclosed to the stockholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid. Under this exception, the deduction limitation does not apply with respect to compensation otherwise deductible on account of stock options and stock appreciation rights granted at fair market value under a plan which limits the number of shares that may be issued to any individual and which is approved by the corporation's shareholders.

         A copy of the Plan is attached hereto as Exhibit A.

         IN ORDER FOR THE PLAN TO RECEIVE SHAREHOLDER APPROVAL, A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE AT THE ANNUAL MEETING MUST BE AFFIRMATIVELY VOTED FOR APPROVAL OF THIS PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

                        SELECTION OF INDEPENDENT AUDITORS
                           (ITEM 3 ON THE PROXY CARD)

         The Board of Directors has selected, subject to ratification by the shareholders of the Company at the Annual Meeting, the firm of KPMG Peat Marwick LLP as the independent auditors for the Company to audit the Company's financial statements for its fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has served as the independent auditors for the Company for all fiscal years beginning with the fiscal year ending December 31, 1989 and is, therefore, familiar with the affairs and financial procedures of the Company. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

               SHAREHOLDERS' PROPOSALS FOR THE 1999 ANNUAL MEETING

         A shareholder who desires to include a proposal in the proxy material relating to the 1999 Annual Meeting of Shareholders of the Company must submit the same in writing, so as to be received at the principal executive office of the Company (to the attention of the Secretary) on or before December 15, 1998 for such proposal to be considered for inclusion in the proxy statement for such meeting. Such proposal must also meet the other requirements of the Securities and Exchange Commission relating to shareholder proposals required to be included in the Company's proxy statement.

                                  OTHER MATTERS

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

         The Company will bear the cost of the Annual Meeting and the cost of soliciting proxies, including the cost of mailing the proxy materials. In addition to solicitation by mail, directors, officers and regular employees of the Company (none of whom will be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward forms of proxy and proxy materials to their principals and the Company will reimburse them for their expenses.

         The Company will furnish, without charge, to each person whose proxy is being solicited, upon request, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, including the financial statements, notes to the financial statements and the financial schedules contained therein. Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests for copies of any such materials should be directed to Ronald
G. Geary, President and Chief Executive Officer, Res-Care, Inc., 10140 Linn Station Road, Louisville, Kentucky 40223.


                                           By Order of the Board of Directors

                                           SPIRO B. MITSOS
                                           Secretary


                             -----------------------

         Please date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States.

                                    EXHIBIT A
                                    ---------



                                 RES-CARE, INC.
                             1998 OMNIBUS STOCK PLAN


1.       ESTABLISHMENT, PURCHASE AND TYPES OF AWARDS

         Res-Care, Inc. (the "Company") hereby establishes the Res-Care, Inc. 1998 OMNIBUS STOCK PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

         The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.       DEFINITIONS

         Under this Plan, except where the context otherwise indicates, the following definitions apply:

         (a) "Award"shall mean any stock option, stock appreciation right, stock award, phantom stock award or performance award.

         (b) "Board" shall mean the Board of Directors of the Company.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

         (d) "Common Stock" shall mean shares of common stock of the Company at no par value.

         (e) "Company"shall mean Res-Care, Inc.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "Fair Market Value" as of any given date with respect to any Awards granted hereunder shall be determined in good faith by the Board as of the date the respective Awards are granted.

         (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

         (i) "Related Entities" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

         (j) "Ten Percent Shareholder" shall mean an employee who owns ten percent (10%) or more of the Common Stock as such amount is calculated for purposes of Section 422(b)(6) of the Code.

3.       EFFECTIVE DATE; TERMINATION DATE

         The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

4.       ADMINISTRATION

         (a) Administration of Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

         (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

                  The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 8(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment; and (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

                  The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable. The Administrator may correct any defect, supply an omission or reconcile any inconsistency in the Plan, or in any granted Award, in the manner and to the extent it shall deem necessary to carry it into effect.

         (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

         (e) Indemnification. To the maximum extent permitted by law and by the Company's Articles of

Incorporation and Bylaws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

         (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company, and their respective successors in interest.

5.       SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

         Subject to adjustments as provided in Section 8(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 750,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan subject to adjustments as provided in Section 8(d) of the Plan. The number of shares of Common Stock available for grants of Awards under the Plan shall be decreased by the sum of the number of shares with respect to which Awards have been granted and are then outstanding and the number of shares issued upon exercise of Award. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or cancelled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422.

         Subject to adjustments as provided in Section 8(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual shall be limited to 75,000. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or cancelled.

6.       PARTICIPATION

         Participation in the Plan shall be open to all employees, officers, and directors of the Company and the Related Entities as may be selected by the Administrator from time to time.

7.       AWARDS

         The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards.

         All Awards granted under the Plan shall be evidenced by agreements which shall be subject to the applicable provisions of the Plan, and such other provisions as the Board may in its discretion adopt. If the issuance of an Award is evidenced by a written agreement (including but not limited to an employment agreement), the terms and restrictions relating to such Award as set forth in each written agreement shall, to the extent inconsistent with any of the foregoing, be controlling. In the absence of such an agreement or any such inconsistent provision, the provisions of the Plan shall control.

         (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code Section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company and Related

Entities. Options intended to qualify as incentive stock options under Code
Section 422 must have an exercise price at least equal to Fair Market Value on the date of grant, provided, however, that the exercise price for Options granted to a Ten Percent Shareholder shall be not less than 110% of the Fair Market Value on the date of the grant. Nonqualified stock options may be granted with an exercise price less than Fair Market Value. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock options.

                  Each Option shall expire on such date as the Administrator shall determine, but not later than the tenth anniversary of the date of the grant (not later than the fifth anniversary in the case of Options granted to a Ten Percent Shareholder which are intended to be incentive stock options), and shall be subject to earlier termination as provided in the Grant Agreement.

         (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). An SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares of whether such fractional shares shall be eliminated.

         (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted Stock Awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A Stock Award may be paid in Common Stock, in cash or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

         (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

         (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company as a whole, over such performance period as the Administrator may designate.

8.       MISCELLANEOUS

         (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of any Award. In the event that payment to the Company of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes.

         (b) Loans. The Company may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

         (c) Transferability. Except as otherwise determined by the Administrator, no Award granted under the Plan shall be transferrable by a grantee except to members of the grantee's family or to trusts for the benefit of family members or by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee only by the grantee, the grantee's duly appointed guardian or legal representative or the family member(s) or trustee of the trust to whom an Award has been transferred as permitted under the Plan.

         (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 5 of the Plan and to the number, kind and price of shares covered by Awards granted, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in Awards, including but not limited to reducing the number of shares subject to Awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to Awards as the Administrator shall, it its sole discretion, determine to be necessary or appropriate.

                  Notwithstanding anything in the Plan to the contrary and without the consent of the holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling-of-interests transaction for accounting purposes under generally accepted accounting principles.

                  The Administrator is authorized to make, in its sole discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

         (e) Tender Offer, Exchange or Sale. In the event that (i) any person other than the Company shall acquire more than 30% of the Common Stock through a tender offer, exchange offer or otherwise; or (ii) if the Company shall be a party to a binding agreement to any merger, consolidation or reorganization in which any person acquires, beneficially or of record, more than 30% of such stock; or (iii) there shall be a sale of all or substantially all of the assets of the Company; or (iv) the persons who were directors of the Company immediately before a transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; then (x) the option or award shall immediately vest and be exercisable, and

(y) any outstanding Award held by a grantee shall be entitled to receive in lieu of exercise of such Award, to the extent that it is then exercisable, a cash payment in an amount equal to the difference between the aggregate exercise price of such Award, or portion thereof, and (A) in the case of an event covered by (i) above, the final offer price per share paid for Common Stock, or such lower price as the Board may determine is necessary to preserve an Option's ISO status, multiplied by the number of shares of Common Stock covered by the Award or portion thereof, or (B) in the case of an event covered by (ii), (iii), or
(iv) above, the aggregate Fair Market Value of the shares covered by the Award, as determined by the Board at such time. The Administrator shall have the discretion to revoke or limit the acceleration of exercisability provided for herein at any time before and within 20 business days following the Effective Date or Approval Date (as hereafter defined). The Effective Date shall mean the date on which a change of control occurs. The Approval Date shall mean the date of approval of a transaction described herein by the Board of Directors.

                  Any payment which the Company is required to make under this
Section 8(e) shall be made within fifteen business days following the event which results in the Grantee's right to such payment.

         (f) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind of a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

         (g) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of Kentucky, without regard to its conflict of laws principles.

         (h) Amendment to the Plan. The Board shall have the right to amend, suspend or terminate the Plan at any time without the approval of Shareholders of the Company, to the extent such approval is not required pursuant to the Exchange Act or the Code.

         (i) No Right to Continued Employment. No person shall have any claim or right to be granted an Award under the Plan and the grant of an Award under the Plan shall not be construed as giving the right to be retained in the employ of the Company. Further, the Company expressly reserves the right, at any time, to dismiss a Grantee with or without cause, free from liability or any claim under the Plan, except as provided herein, or in an option agreement or an employment agreement.


Date Approved by the Board:
                                             -----------------

Date Approved by the Shareholders:
                                             -----------------

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 RES-CARE, INC.
                            10140 Linn Station Road
                           Louisville, Kentucky 40223
                   PROXY -- ANNUAL MEETING OF SHAREHOLDERS

         The undersigned, a shareholder of RES-CARE, INC., a Kentucky corporation (the *Company*), hereby appoints RONALD G. GEARY and E. HALSEY SANDFORD and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Louisville Marriott East Hotel, 1903 Embassy Square Boulevard, Louisville, Kentucky, on Tuesday, May 12, 1998 at 11:00 a.m. (E.D.T.), and at any adjournment thereof.

         The undersigned hereby instructs said proxies or their substitutes:

         1. ELECTION OF DIRECTORS:

         Seymour L. Bryson, James R. Fornear, Ronald G. Geary,
W. Bruce Lunsford, Spiro B. Mitsos and E. Halsey Sandford

[ ] Vote FOR all nominees listed above                [ ] WITHHOLD AUTHORITY
    (except those listed below)                           to vote for all nominees listed above

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space below.

2. PROPOSAL TO APPROVE THE 1998 OMNIBUS STOCK PLAN.
   [ ] For              [ ] Against               [ ] Abstain

3. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1998.
   [ ] For              [ ] Against               [ ] Abstain

  This Proxy is continued on the reverse side. Please sign on the reverse side and return promptly.

--------------------------------------------------------------------------------

This Proxy, when properly executed, will be voted in accordance with any directions heretobefore given. Unless otherwise specified, the proxy will be voted FOR Proposals 1, 2 and 3. MANAGEMENT RECOMMENDS A VOTE FOR THE ABOVE MATTERS.

4. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Meeting.

         The undersigned hereby revokes all proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or either of them, or their substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 13, 1998, and a copy of the Company's Annual Report for the period ended December 31, 1997.

                                    Please sign exactly as shares are
                                    registered. If shares are held by joint
                                    tenants, all parties in the joint tenancy must sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    ____________________________________________
                                    Signature                              Date

                                    ____________________________________________
                                    Signature, if held jointly             Date